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                                                                   Exhibit 10(q)


                               SECOND AMENDMENT TO
                            SOTHEBY'S HOLDINGS, INC.
                             1997 STOCK OPTION PLAN


         THIS SECOND AMENDMENT to the Sotheby's Holdings, Inc. 1997 Stock Option Plan ("Second Amendment"), dated the 29th day of October, 1998, is adopted by Sotheby's Holdings, Inc. (the "Corporation").

                                    RECITALS:

         A. The Sotheby's Holdings, Inc. 1997 Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation on April 30, 1996 and approved by the shareholders of the Corporation at the Corporation's 1996 Annual Meeting of Shareholders on June 19, 1996.

         B. Pursuant to Section 8.1 of the Plan, the Corporation has the authority to amend the Plan. The Corporation desires to and does hereby amend the Plan, as hereinafter set forth, to provide that Options granted on or after October 29, 1998 will become 100% vested upon a Change in Control (as defined below) of the Corporation.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 7.6 of the Plan is amended in its entirety by substituting the following:

              7.6      ACCELERATION OF EXERCISE TIME.

                       (a) Notwithstanding anything to the contrary in the Plan,
              including Sections 7.3, 7.7 and 7.8 hereof, the Compensation Committee, in its discretion, may allow the exercise, in whole or in part, at any time more than six (6) months after the Date of Grant of any Option held by an Optionee, which Option has not previously become exercisable.

                       (b) In the event of a Change in Control (as defined
              below), Options granted on or after October 29, 1998 shall become 100% vested and exercisable on the later of (i) the date of the Change in Control, or (ii) the six (6) month anniversary of the Date of Grant of the Option.

                       (c) For purposes of the Plan, a Change in Control shall
              mean the date upon which:


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                           (i) any individual, entity or group (within the
                           meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), other than members of the Taubman Family (as defined below), shall become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Common Stock of the Corporation enabling such Person to elect a majority of the members of the Board of Directors of the Corporation; or

                           (ii) after the date upon which A. Alfred Taubman, individually, as trustee or in any other capacity, cannot elect, for any reason, a majority of the members of the Board of Directors (the "Triggering Date"), the individuals who, as of the Triggering Date, constitute the Board (the "Incumbent Board") cease for any reason within any period of 18 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the Triggering Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board.

                       (d) For purposes of the Plan, the term "Taubman Family"
              shall mean (i) A. Alfred Taubman, any lineal descendants, spouses, lineal descendants or spouses, or spouses of lineal descendants of
              A. Alfred Taubman, a trust for the benefit of any of the foregoing (including without limitation, the A. Alfred Taubman Restated Revocable Trust (as the same may be amended)), the estate(s) of any of the foregoing, and (ii) any person, more than 50% of the voting stock, voting securities, partnership interests, limited liability company interests or other beneficial ownership and control of which is and remains owned and controlled by one or more of the persons described in the foregoing clause (i).


         2. The effective date of this Amendment is October 29, 1998.

         IN WITNESS WHEREOF, this Amendment is hereby executed as of the day and year first above written.


                                           SOTHEBY'S HOLDINGS, INC.



                                       By: /s/ Diana D. Brooks
                                           --------------------------------
                                           Its:  President and CEO
                                           --------------------------------

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